Registration No. 333-129626

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARTISTdirect, Inc.

(Name of Small Business Issuer in its Charter)

Delaware	7389	95-4760230
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South

Santa Monica, California 90404-4082

(310) 956-3300

(Address and Telephone Number of Principal Executive Offices)

Rene’ Rousselet, Principal Financial Officer

1601 Cloverfield Boulevard, Suite 400 South

Santa Monica, California 90404-4082

(310) 956-3300

(Name, Address and Telephone Number of Agent for Service)

Copy to

David Ficksman, Esq.

TroyGould Attorneys

1801 Century Park East, Suite 1600

Los Angeles, California 90067

Telephone (310) 789-1290 Facsimile (310) 789-1490

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer   ☐           Accelerated filer   ☐          Non-accelerated filer   ☐          Smaller reporting company   ☒

EXPLANATORY NOTE

ARTISTdirect, Inc. initially registered for resale from time to time an aggregate of 37,272,252 shares of its Common Stock pursuant to a registration statement initially filed with the Securities and Exchange Commission on November 10, 2005 and amended by Amendment No. 1 filed on December 6, 2005, Post-Effective Amendment No. 1 filed on April 20, 2006, Post-Effective Amendment No. 2 filed on June 29, 2007, Post-Effective Amendment No. 3 filed on April 30, 2008, Post-Effective Amendment No. 4 filed on May 29, 2008 and Post-Effective Amendment No. 5 filed on June 6, 2008.  We are filing this Post Effective Amendment No. 6 to the Registration Statement on Form S-1 to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 6, all of the Registered Shares remaining unsold under the Registration Statement.  As of the date of this filing, to the best of our knowledge based on the information available to us, 36,277,491 shares remain unsold under the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California, on the 9TH day of March 2009.

ARTISTdirect, Inc.

By:	/s/ Dimitri Villard
Dimitri Villard
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Rene’ Rousselet
Rene’ Rousselet
Corporate Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dimitri Villard	Chief Executive Officer and Director	March 9, 2009
Dimitri Villard	(Principal Executive Officer)

/s/ Rene L. Rousselet	Corporate Controller	March 9, 2009
Rene L. Rousselet	(Principal Accounting Officer)

/s/ Frederick W. Field	Director
Frederick W. Field		March 9, 2009

/s/ Fred Davis	Director
Fred Davis		March 9, 2009